Exhibit 4.1
NUMBER C***	altairnano	SHARES ***

ALTAIR NANOTECHNOLOGIES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP NO. 021373 20 4 Common Stock

THIS CERTIFIES that Specimen
Is the owner of Specimen

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $.001 PER SHARE OF ALTAIR NANOTECHNOLOGIES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
IN WITNESS HEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed..

DATED:		COUNTERSIGNED AND REGISTERED REGISTRAR AND TRANSFER COMPANY TRANSFER AGENT AND REGISTRAT BY AUTHORIZED SIGNATURE

/s/	/s/
SECRETARY AND CHIEF FINANCIAL OFFICER	INTERIM CHIEF EXECUTIVE OFFICER
[Corporate Seal]